Exhibit 10.42

KV PHARMACEUTICAL COMPANY

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT (this “Fourth Amendment”) is made and entered into as of March 2, 2010, by and among RICHARD H. CHIBNALL (“Employee”) and KV PHARMACEUTICAL COMPANY, a Delaware corporation (“KV”).

RECITALS

WHEREAS, KV and Employee entered into that certain KV Pharmaceutical Company Employment and Confidential Information Agreement dated December 22, 1995 (the “Agreement”), and to Amendments dated February 1, 2000 (the “Amendment”), April 1, 2005 (the “Second Amendment”) and December 31, 2008 (the “Third Amendment”) which, together with the Amendment and the Agreement are collectively referred to herein as the “Employment Agreement”); and

WHEREAS, KV and Employee want to amend the Employment Agreement to continue to comply with Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”) while permitting payout without a six month delay for amounts not subject to Section 409A.

NOW THEREFORE, for and in consideration of the mutual covenants, agreements, understandings, undertakings, representations, warranties and promises hereinafter set forth, and intending to be legally bound thereby, KV and Employee do hereby amend the Employment Agreement and agree as follows:

1. Add the following Paragraph 23:

23. Specified Employee. Notwithstanding any provision to the contrary, if the employee is a “specified employee” (within the meaning of Section 409(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”)) at the time of termination of his employment with KV and he is entitled to the payments under Paragraph 5 or Paragraph 22(C), amounts payable to the Employee pursuant to Paragraph 5 or Paragraph 22(C) that are subject to Section 409A and not subject to an exception thereunder shall not commence until the first day of the seventh month immediately following the month in which payment of benefits would otherwise commence but for this Paragraph 23. In this event, the total of the monthly benefits, that would have otherwise been paid for the first six months but for this Paragraph 23, shall be paid in a single sum, along with the regular monthly payment for the seventh month, as of the first day of said seventh month with interest on such amounts at the prime rate (as published in the Wall Street Journal), compounded annually, as in effect on the first day such benefits would be paid out but for this Paragraph 23.

IN WITNESS WHEREOF, Employee and KV have executed and delivered this Fourth Amendment as of the date first above written.

EMPLOYEE:

/s/ Richard H. Chibnall	3-2-2010
RICHARD H. CHIBNALL	Date

KV PHARMACEUTICAL COMPANY

/s/ David A. Van Vliet		3-10-10
Name:	David A. Van Vliet	Date
Title:	Interim President/CEO